Exhibit 23(a).  Consent of Arthur Andersen LLP

Consent of Independent Public Accountant

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 9, 1998, included in this Form 11-K of Southwestern Public Service Company Employee Investment Plan for the year ended August 31, 1997, into the Company's previously filed Registration Statement No. 333-28639 of New Century Energies, Inc. on Form S-8 and Registration Statement Nos. 33-57869 and 33-27452 of Southwestern Public Service Company on Forms S-8 and Registration Statement No. 333-05199 of Southwestern Public Service Company on Form S-3.

Arthur Andersen LLP

Denver, Colorado
February 27, 1998


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Exhibit 23(b).  Consent of Deloitte & Touche LLP

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-28639 of New Century Energies, Inc. on Form S-8 and Registration Statements No. 33-57869 and 33-27452 of Southwestern Public Service Company on Form S-8 and Registration Statement No. 333-05199 of Southwestern Public Service Company on Form S-3, respectively, of our report dated November 15, 1996, appearing in this Annual Report on Form 11-K of Southwestern Public Service Company Employee Investment Plan for the year ended August 31, 1996.

Deloitte & Touche LLP

Dallas, Texas
February 27, 1998


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